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                                  EXHIBIT 21.1

                           Subsidiaries of Registrant


Name                                    Jurisdiction of Incorporation
----                                    -----------------------------


Vyyo Ltd.                                       Israel

Vyyo International, Inc.                        Delaware

Vyyo Canada, Ltd.                               New Brunswick, Canada